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E-Filed

Colorado Secretary of State
Date and Time: 02/26/2016 01:18 PM
ID Number: 20161146238

Document number: 20161146238
Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Limited Partnership

filed pursuant to § 7-62-201 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name of the limited partnership is Madyson Equity Group, LP.

(The name of a limited partnership must contain the term or abbreviation "limited partnership", "limited", "company", "l.p.", "lp", "ltd." or "co.". See §7-90-601, C.R.S.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the limited partnership's initial principal office is

Street address: 3204 N. Academy Blvd. *(Street number and name)*
Suite 120
Colorado Springs *(City)* CO *(State)* 80917 *(ZIP/Postal Code)*
(Province – if applicable) United States *(Country)*

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)
(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

3. The registered agent name and registered agent address of the limited partnership's initial registered agent are

Name
(if an individual) Ryan *(Last)* Joseph *(First)* *(Middle)* *(Suffix)*

or

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address: 3204 N. Academy Blvd. *(Street number and name)*
Suite 120
Colorado Springs *(City)* CO *(State)* 80917 *(ZIP/Postal Code)*

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

	CO	
(City)	(State)	(ZIP/Postal Code)

(The following statement is adopted by marking the box.)

☑ The person appointed as registered agent has consented to being so appointed.

4. The true name and mailing address of the general partner are

Name
(if an individual) ______ (Last) ______ (First) ______ (Middle) ______ (Suffix)

or

(if an entity) Madyson Holdings, Inc.

(Caution: Do not provide both an individual and an entity name.)

Mailing address

3204 N. Academy Blvd.
(Street number and name or Post Office Box information)
Suite 120

Colorado Springs	CA	80917
(City)	(State)	(ZIP/Postal Code)
	United States	
(Province – if applicable)	(Country)	

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The limited partnership has one or more additional general partners and the name and mailing address of each additional general partner are stated in an attachment.

5. *(The following statement is adopted by marking the box.)*

☑ There are at least two partners in the partnership, at least one of whom is a limited partner.

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☐ This document contains additional information as provided by law.

7. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are ______________.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

	CO	
(City)	(State)	(ZIP/Postal Code)

(The following statement is adopted by marking the box.)

☑ The person appointed as registered agent has consented to being so appointed.

4. The true name and mailing address of the general partner are

Name (if an individual) ______ (Last) ______ (First) ______ (Middle) ______ (Suffix)

or

(if an entity) Madyson Holdings, Inc.

(Caution: Do not provide both an individual and an entity name.)

Mailing address 3204 N. Academy Blvd.
(Street number and name or Post Office Box information)
Suite 120

Colorado Springs	CA	80917
(City)	(State)	(ZIP/Postal Code)
	United States	
(Province – if applicable)	(Country)	

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The limited partnership has one or more additional general partners and the name and mailing address of each additional general partner are stated in an attachment.

5. *(The following statement is adopted by marking the box.)*

☑ There are at least two partners in the partnership, at least one of whom is a limited partner.

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☐ This document contains additional information as provided by law.

7. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are ______.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.